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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion and the incorporation by reference in this registration statement on Amendment No. 2 to Form S-3 (File No. 33-54151) of our reports, which included an explanatory paragraph regarding the change in the Company's method of accounting for income taxes, dated February 11, 1994, on our audit of the consolidated financial statements and financial statement schedules of Aztar Corporation. We also consent to the reference to our firm under the caption "Experts".

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona

August 26, 1994